SECURITIES PURCHASE AGREEMENT
                         -----------------------------

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of June 2, 2006, by and among each of the parties listed on Schedule I annexed hereto (each, a "Seller" and collectively, the "Sellers"), and Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempt company (the "Purchaser").

     WHEREAS, the Sellers are the beneficial owners of an aggregate of 40,000 shares of Series A Voting Convertible Preferred Stock (the "Preferred Stock") of Salton, Inc., a Delaware corporation (the "Company");

     WHEREAS, the Sellers are party to that certain Registration Rights Agreement, dated as of July 15, 1998, among the Company and the Sellers (the "Registration Rights Agreement"); and

     WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, an aggregate of 30,000 shares of Preferred Stock (the "Purchased Shares") on the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                      SALE AND PURCHASE OF PREFERRED STOCK

      1.1 Sale and Purchase of Preferred Stock. At the Closing (as defined below) and on the terms set forth herein, each Seller shall sell and deliver to the Purchaser all of its right, title, and interest in and to an amount of the Purchased Shares owned by such Seller as set forth opposite such Seller's name on Schedule I hereto (which in the aggregate shall equal 30,000 shares of Preferred Stock), and (ii) the Purchaser shall purchase and accept from each such Seller, all right, title, and interest of such Seller in and to such Purchased Shares, free and clear of all mortgages, liens, claims, pledges, security interests, transfer restrictions and other encumbrances ("Liens"), other than restrictions on transfer imposed by applicable securities laws, in each case in the amount as set forth opposite each Seller's name on Schedule I hereto. The closing (the "Closing") of the purchase and sale of the Purchased Shares is taking place on the date hereof concurrently with the execution and delivery of this Agreement.

      1.2 Purchase Price. At the Closing, the Purchaser shall pay each Seller an amount in cash set forth opposite such Seller's name on Schedule I hereto (collectively, the "Purchase Price") as consideration for the purchase of the Purchased Shares being purchased from each Seller by the Purchaser hereunder. The Purchase Price payable to each Seller shall be paid by wire transfer of immediately available funds to accounts set forth on Schedule II hereto.

     1.3 Deliveries. At the Closing, (i) the Sellers shall deliver to the Purchaser (A) stock certificates representing and evidencing the Preferred Stock owned by the Sellers (in such amounts as set forth opposite each such Seller's name on Schedule I hereto) duly endorsed in blank or with an appropriate stock power in a form reasonably acceptable to Purchaser duly executed by Sellers relating to the transfer of the Purchased Shares contemplated hereby, (B) a copy of the executed resignation letter of both of the Sellers representatives on the Company's Board of Directors and (C) the Acknowledgement attached hereto as Exhibit C duly executed by the Company; and (ii) the Purchaser shall deliver (A) to each Seller the Purchase Price in accordance with Section 1.2 above and (B) to the Company a duly executed counterpart of a Joinder Agreement to the Registration Rights Agreement in the form attached hereto as Exhibit A (the "Joinder Agreement"). The Sellers and the Purchaser shall cooperate with each other to cause the Company and its transfer agent to issue and deliver, as soon as practicable after the date hereof, (i) to Purchaser a stock certificate evidencing and representing the Purchased Shares being purchased by Purchaser hereunder, and (ii) to each Seller a stock certificate representing the shares of Preferred Stock that each Seller will continue to own after giving effect to the transaction contemplated hereby; it being understood that all such certificates delivered to the Purchaser and the Sellers will contain thereon the legends in substantially the form set forth on Schedule III hereto.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller hereby represents and warrants to the Purchaser as follows:

     2.1 Authorization. Such Seller has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by such Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

     2.2 Consents and Approvals. Other than as required under this Agreement or by the Securities Exchange Act of 1934, as amended, no consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, the Company, any holder or third party, any federal, state, or foreign governmental agency, authority, or body or any instrumentality or political subdivision thereof is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement by such Seller, the performance by such Seller of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

     2.3 Title to Preferred Stock. Such Seller is the beneficial owner of, and has good title to, the Purchased Shares set forth opposite such Seller's name on
Schedule I hereto free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws. Upon the consummation of the transactions contemplated hereby and assuming that the Purchaser has not otherwise received notice of any "adverse claim" (as defined in the Uniform Commercial

Code of the State of New York) with respect to the Purchased Shares, each Seller will transfer good and valid title to the Purchased Shares, free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws. Other than as set forth on Schedule IV hereto, there are no written agreements, rights or understandings of any kind affecting the Purchased Shares to which such Seller is a party. No demand rights by any Seller have been exercised under the certain Registration Rights Agreement, a true, complete (excluding schedules and exhibits thereto) and correct copy of which has been provided to the Purchaser by the Sellers. The Purchased Shares were initially acquired by Sellers on July 28, 1998, and have been continuously held since such date.

      2.4 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of such Seller's obligations hereunder will not conflict with, or result in any violation of or default under (a) any provision of any governing instrument applicable to such Seller, (b) any material agreement or other instrument to which such Seller is a party or by which such Seller or any of its properties is bound, or (c) to such Seller's knowledge, any material foreign or domestic permit, franchise, judgment, decree, statute, rule or regulation applicable to such Seller or such Seller's business or properties.

      2.5 Evaluation. Such Seller has conducted its own independent evaluation and made its own analysis as it has deemed necessary, prudent or advisable in order for it to make its own determination and decision to transfer the Purchased Shares, enter into this Agreement and consummate the transactions contemplated hereby. Such Seller is entering into this Agreement and the transactions contemplated hereby relying entirely upon such independent evaluation and analysis and without reliance upon any oral or written representations and warranties of any kind or nature by the Purchaser (other than as provided in Section 3 below).

      2.6 Value. Such Seller understands and acknowledges that the value of the Purchased Shares may be worth more or less than the aggregate consideration being delivered by the Purchaser in connection with the transactions contemplated by this Agreement.

      2.7 Conversion Price. The Conversion Price (as defined in the Company's Certificate of Designation of Series A Voting Convertible Preferred Stock (the "Series A Certificate of Designations")) as of the date of this Agreement is $11.3333 (rounded to the nearest one hundredth).

      2.8 Consent Agreement. The Consent Agreement (as defined below) constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, and is in full force and effect with respect to each such Seller, and, following execution of this Agreement, will continue to constitute a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms. To such Seller's knowledge, no party to the Consent Agreement is in breach or default thereof and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination or modification of the Consent Agreement. Such Seller has not received written notice from any party to the Consent Agreement that such party has repudiated any provision thereof. Upon consummation of the transactions contemplated by the Purchase Agreement, the Purchaser shall be deemed a "Transferee" (as defined in the Consent Agreement) under Section 8 of the Consent Agreement. Each Seller shall take such requisite actions to support any of the Company's obligations under Section 8 of the Consent Agreement with regard to the election of the Purchaser's designee to the Company's Board of Directors.

      2.9 Stock Purchase Agreement. The Purchaser shall not, solely as a result of the consummation of the transactions contemplated by this Agreement, become subject to provisions of Section 7(a) of the Stock Purchase Agreement, dated as of July 15, 1998, by and among the Sellers and the Company (the "Stock Purchase Agreement"). The Sellers have provided the Purchaser with a true, complete (excluding schedules and exhibits thereto) and correct copy of the Stock Purchase Agreement.

     2.10 No Other Representations. The representations and warranties of such Seller contained in this Article 2 (or otherwise expressly made by such Seller in this Agreement) constitute the sole and exclusive representations and warranties of such Seller to the Purchaser in connection with this Agreement and the transactions contemplated hereby, and Purchaser acknowledges that all other representations and warranties are expressly disclaimed and may not be relied upon or serve as a basis for a claim against such Seller.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Sellers as follows:

      3.1 Authorization. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by the Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by the Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

      3.2 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign governmental agency, authority, or body or any instrumentality or political subdivision thereof is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby other than as may be required by applicable securities laws.

      3.3   Securities Law Matters. The Purchaser:

     (a) is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and/or a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act);

     (b) has sufficient knowledge and experience in investment transactions of the type contemplated hereby to evaluate the merits and risks of an investment in the Preferred Stock and is able to bear the risk of loss of its entire investment in the Preferred Stock;

     (c) is aware that an investment in the Preferred Stock is highly speculative and that there can be no assurance as to what return, if any, there might be;

     (d) is purchasing the Purchased Shares despite having had extremely limited or no opportunity to ask questions and receive answers from the Sellers or its representatives or from the Company or its representatives, or to conduct a diligence review of the Company or its business, prospects or financial condition, other than its ability to review information that is publicly available about the Company, but has nevertheless freely determined to purchase the Purchased Shares as contemplated hereby and has independently, and without reliance on the Sellers except as otherwise provided herein, and based upon such information as such Purchaser deemed appropriate, made its own analysis of the Company and its respective future financial performance and prospects and the value of the Preferred Stock;

     (e) has consulted with or has had an opportunity to consult with its legal and tax advisors in respect of the terms of and an investment in the Preferred Stock;

     (f) is acquiring the Purchased Shares for its own account solely for investment purposes and not with a view to the distribution thereof, without prejudice, however to its rights to sell or otherwise dispose of all or any part of the Purchased Shares under an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to an exemption from such registration available under the Securities Act and applicable state securities laws;

     (g) understands and acknowledges that Seller is an "affiliate" within the meaning of the Securities Act and, as a result thereof, understands and acknowledges that the Purchased Shares are "restricted" securities and may not be sold, transferred, or otherwise disposed of, except pursuant to an effective registration statement in respect of the Purchased Shares or pursuant to an exemption from the registration requirements of the Securities Act, and further understands that the certificates representing the Purchased Shares will bear a legend reflecting same;

     (h) understands and acknowledges that Sellers are not making any representation or warranty as to the value or liquidity of the Preferred Stock or the business, condition (financial or otherwise), or prospects of the Company;

     (i) (1) is proceeding with the transactions contemplated hereby on the assumption that the Sellers may be in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the "Company Information") that is not or may not be known to the Purchaser and that the Sellers have not disclosed to the Purchaser and that such Company Information may be material to a reasonable investor, such as Purchaser, when making investment decision, including the decision to enter in this Agreement and purchase the Purchased Shares; (2) is consummating the transactions contemplated hereby with full recognition and acknowledgment that the Sellers are privy to the Company Information, (3) is voluntarily entering into this transaction without the benefit of the Company Information and expressly warrants and represents that (x) except as expressly set forth in Article 2 hereof (or otherwise expressly made by the Sellers in this Agreement), the Sellers have not made, and the Purchaser disclaims the existence of or its reliance on, any representation by the Sellers or their affiliates or representatives concerning the Company or the Purchased Shares, and (y) it is not relying on any disclosure or non-disclosure made or not made with respect to the Company Information, or the completeness thereof, in connection with or arising out of the purchase of the Purchased Shares, and therefore has no claim against the Sellers, with respect to the disclosure or non-disclosure of Company Information; (4) if any such claim may exist, the Purchaser, recognizing its disclaimer of reliance with respect to the Company Information and the Sellers' reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against the Sellers or any of their affiliates or any of their respective officers, directors, shareholders, partners, representatives or agents; and (5) the Sellers shall have no liability, and the Purchaser waives and forever releases any claim that it might have against the Sellers or their affiliates or any of their respective officers, directors, shareholders, partners, representatives or agents, whether under applicable securities law or otherwise, based on the Sellers' knowledge, possession or nondisclosure to the Purchaser of the Company Information; and

     (j) understands and acknowledges that the Sellers are relying on the representations set forth in this Section 3.3 as a condition to entering into the transactions contemplated hereby.

      3.4 Acknowledgment. The Purchaser acknowledges that it has received and reviewed that certain Consent and Agreement, dated as of August 15, 2005, by and among the Company and the Sellers (the "Consent Agreement"), a true, correct and complete copy of which is attached hereto as Exhibit B, which remains in full force and effect as of the date hereof and has not been amended, modified or supplemented. The Purchaser hereby acknowledges that the Purchased Shares will be subject to, and agrees to be bound by, the terms of, and agreements of the Sellers under, the Consent Agreement as though an original party thereto; provided, as set forth in the Acknowledgment, Purchaser's right to designate one member to the Company's Board of Directors shall be irrespective of the continued ownership of the Sellers in the Company. The Purchaser further acknowledges that (i) it has reviewed the terms and provisions of the Registration Rights Agreement, the Series A Certificate of Designations, and such other publicly available information concerning the Company, and/or the Preferred Stock or the Company's other securities that it has deemed appropriate (including the Company's Certificate of Incorporation (and all Certificates of Designations that form a part thereof) and Bylaws, and that certain Rights Agreement, dated as of June 28, 2004, between the Company and UMB Bank, N.A.), and (ii) the terms of the Stock Purchase Agreement that inure to the benefit of Sellers are not, and will not be assignable, to Purchaser, except for the right to designate one director to the Company's Board of Directors, which is provided for in the Consent Agreement.

      3.5 No Other Representations. The representations and warranties of the Purchaser contained in this Article 3 (or otherwise expressly made by Purchaser in this Agreement) constitute the sole and exclusive representations and warranties of the Purchaser to the Sellers in connection with this Agreement and the transactions contemplated hereby, and the Sellers acknowledges that all other representations and warranties are expressly disclaimed and may not be relied upon or serve as a basis for a claim against the Purchaser.

                                   ARTICLE 4

                                 MISCELLANEOUS

     4.1 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      4.2 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings among the parties hereto in respect of the subject matter hereof.

     4.3 Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by any other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

      4.4 Governing Law; Jurisdiction; Venue. This Agreement shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to its conflicts of law provisions. Any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this Agreement or the transactions contemplated hereby can be brought exclusively in federal court sitting in the Southern District of New York or, if such court does not have jurisdiction, any district court sitting in the Borough of Manhattan, the County of New York, New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum.

     4.5 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 4.5. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 4.5 shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

      4.6 Public Statements. Each of the Sellers and the Purchaser shall use reasonable efforts to consult with each other before issuing any press release or making any public statement in respect of this Agreement or the transactions contemplated hereby and, except for any press release, public statement or filing with any regulatory authority the making of which is required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

      4.7 No Recourse. Notwithstanding any other provision of this Agreement to the contrary, neither the Purchaser nor any person acting on its behalf may not assert any claim or cause of action against any controlling person, officer, director, partner, agent, employee, or other representative of the Sellers in connection with, arising out of, or relating to this Agreement or the transactions contemplated hereby.

      4.8 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and
(ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

      4.9 Successors and Assigns. Except as otherwise expressly provided herein, (i) this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and
(ii) nothing express or implied in this Agreement, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

     4.10 Amendments. This Agreement may be amended, modified or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                PURCHASER:

                                HARBINGER CAPITAL PARTNERS MASTER
                                FUND I, LTD.

                                By: Harbinger Capital Partners Offshore Manager, L.L.C., as its investment manager



                                By:/s/ Philip A. Falcone
                                   ---------------------
                                Name: Philip A. Falcone
                                Title: Vice President


                                Address for Notices:
                                -------------------
                                c/o Harbinger Capital Partners Offshore Manager, L.L.C.
                                One Riverchase Parkway South
                                Birmingham, AL 35244
                                Attn: Legal Department
                                Facsimile No.: (205) 987-5505



               [Signature page to Securities Purchase Agreement]

                             SELLERS

                             CENTRE CAPITAL INVESTORS II, L.P.
                             CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                             CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                                By: Centre Partners II, L.P., as General Partner

                                By: Centre Partners Management LLC, Attorney in
                                    Fact

                                By: /s/ Bruce G. Pollack
                                    --------------------
                                Name:  Bruce G. Pollack
                                Title:  Managing Director


                             STATE BOARD OF ADMINISTRATION OF FLORIDA

                               By: Centre Parallel Management Partners, L.P. as
                                   Manager

                               By: Centre Partners Management LLC, Attorney in
                                   Fact

                               By: /s/ Bruce G. Pollack
                                   --------------------
                               Name:  Bruce G. Pollack
                               Title:  Managing Director

                             CENTRE PARALLEL MANAGEMENT PARTNERS,
                              L.P.
                             CENTRE PARTNERS COINVESTMENT, L.P.


                               By: Centre Partners II, LLC, as General Partner

                               By: /s/ Bruce G. Pollack
                                   --------------------
                               Name:  Bruce G. Pollack
                               Title:  Managing Director

                                 Address for Notices:
                                 -------------------
                                 30 Rockefeller Plaza, 50th Floor
                                 New York, NY 10020
                                 Attn: Bruce G. Pollack and Robert A. Bergmann Facsimile No.: (212) 332-5801

               [Signature page to Securities Purchase Agreement]

                                                                     SCHEDULE I
                                                                     ----------


                     PREFERRED STOCK BEING SOLD BY SELLERS



-------------------------------------------------------------------
NAME                   NO. OF SOLD           PURCHASE PRICE
                       SHARES
-------------------------------------------------------------------

CENTRE CAPITAL         9,234                 $4,617,000
INVESTORS II, LP
-------------------------------------------------------------------
CENTRE CAPITAL         3,004                 $1,502,000
TAX-EXEMPT
INVESTORS II, L.P.
-------------------------------------------------------------------
CENTRE CAPITAL         2,009                 $1,004,500
OFFSHORE
INVESTORS II, L.P.
-------------------------------------------------------------------
CENTRE PARALLEL        142                   $71,000
MANAGEMENT
PARTNERS, L.P.
-------------------------------------------------------------------
CENTRE PARTNERS        1,588                 $794,000
COINVESTMENT, L.P.
-------------------------------------------------------------------
STATE BOARD OF         14,023                $7,011,500
ADMINISTRATION OF
FLORIDA
-------------------------------------------------------------------
TOTAL                  30,000                $15,000,000
-------------------------------------------------------------------

                                                                   SCHEDULE II
                                                                   -----------

                           WIRE TRANSFER INSTRUCTIONS


-------------------------------------------------------------------------------
NAME                   ACCOUNT INFORMATION
-------------------------------------------------------------------------------

CENTRE CAPITAL         Bank Name: First Republic Bank, New York
INVESTORS II, LP
                       ABA Routing Number: 321-081-669

                       Reference: Centre Capital Investors II, L.P.

                       Account number to receive credit: 979-000-36041
-------------------------------------------------------------------------------

CENTRE CAPITAL         Bank Name: First Republic Bank, New York
TAX-EXEMPT
INVESTORS II, L.P.     ABA Routing Number: 321-081-669

                       Reference: Centre Capital Tax-Exempt Investors II, L.P.

                       Account number to receive credit: 979-000-38708

-------------------------------------------------------------------------------

CENTRE CAPITAL         Bank Name: First Republic Bank, New York
OFFSHORE
INVESTORS II, L.P.     ABA Routing Number: 321-081-669

                       Reference: Centre Capital Offshore Investors II, L.P.

                       Account number to receive credit: 979-000-36090

-------------------------------------------------------------------------------
CENTRE PARALLEL        Bank Name: First Republic Bank, New York
MANAGEMENT
PARTNERS, L.P.         ABA Routing Number: 321-081-669

                       Reference: Centre Parallel Management Partners, L.P.

                       Account number to receive credit: 979-000-38716

-------------------------------------------------------------------------------
CENTRE PARTNERS        Bank Name: First Republic Bank, New York
COINVESTMENT, L.P.
                       ABA Routing Number: 321-081-669

                       Reference: Centre Partners Coinvestment, L.P.

                       Account number to receive credit: 979-000-36108
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NAME                   ACCOUNT INFORMATION
-------------------------------------------------------------------------------

STATE BOARD OF         Bank Name: Chase Manhattan Bank
ADMINISTRATION OF
FLORIDA                ABA Routing Number: 021-000-021

                       Name on account: Lazard Freres & Co. LLC

                       Account number to receive credit: 140-080102

                       Further credit to: State Board of Administration of Florida

                       Account number: 450-59452-14

                       Reference: State Board Administration of Florida
-------------------------------------------------------------------------------

                                                                  SCHEDULE III
                                                                  ------------

                                    LEGENDS
                                    -------

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATIONS OR EXEMPTIONS THEREFROM UNDER SAID ACT OR LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.


          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN CONSENT AND AGREEMENT DATED AS OF AUGUST 15, 2005 BY AND AMONG SALTON, INC., CENTRE CAPITAL INVESTORS II, L.P., CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P., CENTRE CAPITAL OFFSHORE INVESTORS II, L.P., THE STATE BOARD OF ADMINISTRATION OF FLORIDA, CENTRE PARALLEL MANAGEMENT PARTNERS, L.P. AND CENTRE PARTNERS COINVESTMENT, L.P. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

                                                                    SCHEDULE IV
                                                                    -----------

1. Stock Purchase Agreement, dated as of July 15, 1998, by and among the Sellers and the Company

2. Consent and Agreement, dated as of August 15, 2005, by and among the Company and the Sellers

3     Letter Agreement, dated July 15, 1998, by and between the Company and
Centre Partners Management LLC

4. Registration Rights Agreement, dated as of July 15, 1998, by and among the Company and the investors named therein

                                                                       EXHIBIT A
                                                                       ---------

               JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------

     Reference is hereby made to that certain Registration Rights Agreement, dated as of July 15, 1998, among Salton, Inc., a Delaware corporation (the "Company"), and the investors named therein (as amended and in effect from time to time, the "Registration Rights Agreement"), a true and correct copy of which is attached hereto as Exhibit A; it being understood that the same was modified by the certain Consent Agreement dated August 15, 2005.

     The undersigned hereby joins and agrees to be a party to and a "Purchaser" under the Registration Rights Agreement with respect to a number of shares of Series A Preferred Stock (as defined in the Registration Rights Agreement) set forth below such person's signature below, subject to all of the rights and obligations applicable to a Purchaser thereunder. This Joinder Agreement shall take effect and shall become a part of the Registration Rights Agreement immediately upon the execution and delivery hereof.


                   [Signatures appear on the following page]

     IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by each of the undersigned as of -------------------, 2006.


                              HARBINGER CAPITAL PARTNERS MASTER
                              FUND I, LTD.


                              By: Harbinger Capital Partners Offshore Manager, L.L.C., as its investment manager


                              By:---------------------------
                              Name: Philip A. Falcone
                              Title: Vice President

                              No. of shares of Series A Preferred Stock: 30,000


AGREED AND ACCEPTED:
SALTON, INC

By:-----------------------
Name:---------------------
Title:--------------------

                                                                      EXHIBIT B
                                                                      ---------

                               CONSENT AGREEMENT
                               -----------------

                                 (see attached)

                             CONSENT AND AGREEMENT

     This Consent and Agreement is dated as of August 15 2005 by and among Salton, Inc., a Delaware corporation (the "Company"), and each of Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., the State Board of Administration of Florida, Centre Parallel Management Partners, L.P. and Centre Partners Coinvestment, L.P. (each, a "Series A Preferred Holder" and collectively, the "Series A Preferred Holders").

     WHEREAS, the Company plans on making an offer to holders of certain outstanding senior subordinated debt securities of the Company to exchange (the "Exchange Offer") such indebtedness for certain newly issued senior debt securities, shares of common stock of the Company and shares of Series C Preferred Stock, $.01 par value per share, of the Company (the "Series C Preferred");

     WHEREAS, immediately prior to the Exchange Offer, the Company would file the Certificate of Designation of Series C Preferred Stock, a copy of which is attached hereto as Exhibit A (the "Series C Preferred Certificate of Designation") with the Delaware Secretary of State;

     WHEREAS, the Company would issue up to 150,000 shares of Series C Preferred Stock in connection with the Exchange Offer,

     WHEREAS, the Series A Preferred Holders, which constitute all of the holders of the outstanding shares of Series A Voting Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred") of the Company desire to consent to, among other things, the authorization and issuance of the Series C Preferred in connection with the Exchange Offer in accordance with the terms of the Certificate of Designation of the Series A Preferred which is part of the Company's Second Amended and Restated Certificate of Incorporation (the "Series A Preferred Certificate of Designation");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of sufficiency of which are acknowledge, each of the parties signatory to this Agreement agrees as follows:

     1. The Series A Preferred Holders hereby consent to the filing of the Series C Preferred Certificate of Designation with the Delaware Secretary of State and the authorization and issuance of up to 150,000 shares of Series C Preferred in connection with the Exchange Offer.

     2. The Series A Preferred Holders hereby acknowledge and agree that, notwithstanding anything to the contrary in the Series A Preferred Certificate of Designation, the shares of Series C Preferred shall rank, as to distribution of assets upon liquidation, dissolution or winding up, within the meaning of
Section 6 of the Series A Preferred Certificate and Section 3 of the Series C Certificate of Designation, of the Company, whether voluntary or involuntary, senior, in preference of, and prior to, all shares of Series A Preferred.

     3. The Series A Preferred Holders acknowledge and agree that, notwithstanding anything to the contrary in the Series A Preferred Certificate of Designation, in the event of any Change of Control (as defined in the Series C Preferred Certificate of Designation), purchases of shares of Series A Preferred and Series C Preferred by the Company resulting from such Change of Control shall be made in accordance with the last sentence of Section 4(e) of the Series C Preferred Certificate of Designation.

     4. The Series A Preferred Holders agree that, notwithstanding anything in the Series A Preferred Certificate of Designation to the contrary, the issuance of shares of common stock of the Company and shares of Series C Preferred in connection with the Exchange Offer shall not result in any adjustment to the "Conversion Price" pursuant to Section 3 of such Certificate of Designation or otherwise.

     5. The Series A Preferred Holders hereby agree that, notwithstanding anything that may be to the contrary in Section 5 of the Registration Rights Agreement dated July 15, 1998 (the "Series A Preferred Registration Rights Agreement") by and among the Company and each of the Series A Preferred Holders, the Company may enter into the Registration Rights Agreement attached hereto as Exhibit B (the "New Registration Rights Agreement") in connection with the Exchange Offer. The parties acknowledge and agree that any amendment to the New Registration Rights Agreement must comply with Section 5 of the Series A Preferred Registration Rights Agreement.


     6. The Series A Preferred Holders hereby agree that, notwithstanding anything in Section 2 of the Series A Preferred Registration Rights Agreement to the contrary, the Series A Preferred Holders agree that the Investors (as defined in the New Registration Rights Agreement) shall be entitled to the piggyback rights set forth in Section 3 of the New Registration Rights Agreement for shares of common stock of the Company covered by such Agreement with respect to, and subject to the terms of, any registration pursuant to Section 2.01 of the Series A Preferred Registration Rights Agreement.


     7. The Series A Preferred Holders hereby waive Section 2.10(a) of the Series A Preferred Registration Rights Agreement to the extent such provision would prevent the Company from complying with the New Registration Rights Agreement. The Company agrees that, notwithstanding that the Company is registering shares of Common Stock pursuant to a demand registration under the New Registration Rights Agreement, Section 2.10(b) shall not prohibit the Series A Preferred Holders from exercising their rights and registering Registrable Securities pursuant to Section 2.01.

     8. The Company agrees that to the extent that the Series A Preferred Holders sell or otherwise transfer 75% or more of the aggregate shares of Series A Preferred owned by the Series A Holders on the date hereof to a single person or group of affiliated persons (the "Transferee"), then such Transferee shall have the non-assignable right to designate one director for the election to the Company's Board of Directors and the Company shall use its reasonable best efforts to have such director elected to the Company's Board of Directors at the first meeting of the Board of Directors thereafter and at each annual meeting (or special meeting, if applicable) of stockholders held thereafter, provided that: (i) the director so designated by the Transferee shall count as a director designated by the Series A Preferred Holders pursuant to Section 6(d) of the Stock Purchase Agreement dated July 15, 1998 (the "Series A Preferred Stock Purchase Agreement) by and among the Company and the Series A Preferred Holders;
(ii) the number of directors designated by the Series A Preferred Holders (including the director designated by the Transferee) shall in no event exceed the number of directors the Series A Preferred Holders are entitled to designate pursuant to Section 6(d) of the Series A Preferred Stock Purchase Agreement; and
(iii) the Series A Preferred Holders shall promptly cause the termination or resignation of any director designated by the Series A Preferred Holders to comply with the foregoing clause (ii). Notwithstanding the foregoing, (i) the right of the Transferee to designate a director shall terminate if such Transferee fails to own at least 50% of the shares of Series A Preferred outstanding on the date hereof, and (ii) any person designated to be elected to the Board of Directors by the Transferee shall, prior to such election, agree in writing in a form reasonably acceptable to the Company to resign from the Board of Directors if the Transferee fails to own at least 50% of the shares of Series A Preferred outstanding on the date hereof.

     9. Each Series A Preferred Holder agrees that on or immediately prior to the Exchange Offer it will deliver to the Company all certificates representing shares of Series A Preferred to be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under any applicable state securities laws and promptly returned to such Holders):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTIONS THEREFROM UNDER SAID ACT OF LAWS. THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN CONSENT AND AGREEMENT DATED AS OF JULY 5, 2005 BY AND AMONG SALTON, INC., CENTRE CAPITAL INVESTORS II, L.P., CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P., CENTRE CAPITAL OFFSHORE INVESTORS II, L.P., THE STATE BOARD OF ADMINISTRATION OF FLORIDA, CENTRE PARALLEL MANAGEMENT PARTNERS, L.P. AND CENTRE PARTNERS COINVESTMENT, L.P. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

     10. The Company agrees to reimburse the Series A Preferred Holders for the reasonable fees and expenses of a single counsel in connection with this Agreement and any amendment to this Agreement and, so long as the Series A Preferred Holders continue to own all of the outstanding shares of Series A Preferred, general legal advice (not relating to any litigation or dispute with the Company) pertaining to the rights and obligations of the Series A Preferred Holders as stockholders of the Company.

     11. The Company agrees that, without the written consent of the Series A Preferred Holders, it will not prior to consummation of the Exchange Offer amend the terms of the Series C Preferred Certificate of Designation or the New Registration Rights Agreement.

     12. The Company represents that except for this Agreement, the New Registration Rights Agreement and the Support Agreement to be entered into by and between the Company and certain holders of outstanding senior subordinated debt securities of the Company (the "Support Agreement"), the Company has not entered into, and will not enter into, any agreement in connection with the Exchange Offer with any persons or entities which will receive shares of common stock of the Company or shares of Series C Preferred Stock in such Exchange Offer relating to their rights as stockholders.

13. This Agreement, together with the exhibits referred to herein and the Series A Preferred Stock Purchase Agreement, the Series A Preferred Registration Rights Agreement, the Series A Preferred Certificate of Designation, the New Registration Rights Agreement and the Series C Preferred Certificate of Designation, represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matters. This Agreement may be amended, waived or modified only by a written instrument signed by each of the parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the holders of Series C Preferred solely with respect to Sections 2, 3, 5, 6 and the first sentence of Section 7 of this Agreement, any rights or remedies under or by reason of this Agreement.

     14. This Agreement shall terminate and shall be null and void if the Support Agreement terminates or the Exchange Offer is terminated without the Company accepting the tender of senior subordinated notes.


     15. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

     16. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     17. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

     18. The failure of any party at any time or times to require performance of any provision hereof (within the time limitations contained herein) shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                                     THE COMPANY:

                                     SALTON, INC.

                                     By: /s/ David M. Mulder
                                         -------------------
                                     Name: David M. Mulder
                                     Title: EVP, SFO, CAO

                                     THE SERIES A PREFERRED HOLDERS:

                                     CENTRE CAPITAL INVESTORS II, L.P.
                                     CENTRE CAPITAL TAX-EXEMPT
                                       INVESTORS II, L.P.
                                     CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.


                                        By: Centre Partners II, L.P.
                                            General Partner

                                        By: Centre Partners Management LLC
                                            Attorney-in-fact


                                        By:---------------------------
                                            Bruce G. Pollack
                                            Managing Director


                                   STATE BOARD OF ADMINISTRATION OF FLORIDA


                                   By: Centre Parallel Management Partners, L.P.
                                       Manager

                                   By: Centre Partners Management LLC
                                       Attorney-in-fact


                                  By:------------------------------
                                     Bruce G. Pollack
                                     Managing Director

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                                    THE COMPANY:

                                    SALTON, INC.


                                    By:-------------------
                                       Name:
                                       Title:

                                    THE SERIES A PREFERRED HOLDERS:

                                    CENTRE CAPITAL INVESTORS II, L.P.
                                    CENTRE CAPITAL TAX-EXEMPT
                                     INVESTORS II, L.P.
                                    CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.


                                       By: Centre Partner II, L.P.
                                           General Partner

                                       By: Centre Partners Management LLC
                                           Attorney-in-fact

                                       By: /s/ Bruce G. Pollack
                                           ------------------------------
                                           Bruce G. Pollack
                                           Managing Director

                                   STATE BOARD OF ADIVYINISTRATION OF FLORIDA


                                   By: Centre Parallel Management Partners, L.P.
                                       Manager

                                   By: Centre Partners Management LLC
                                       Attorney-in-fact

                                   By:/s/ Bruce G. Pollack
                                      ----------------------------
                                      Bruce G. Pollack
                                      Managing Director

                                      CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                                      CENTRE PARTNERS COINVESTMENT, L.P.



                                      By: /s/ Bruce G. Pollack
                                          ------------------------
                                          Bruce G. Pollack
                                          Managing Director

                                                                      Exhibit A
                                                                      ---------

                                  Salton, Inc.

         CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK SETTING
             FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
         LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

     Salton, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of

Delaware, in accordance with the provisions of Section 151 of the General

Corporation Law of the State of Delaware, as amended (the "Delaware Code"), does

HEREBY CERTIFY:

     That, pursuant to authority conferred by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, the Board of

Directors of the Corporation has adopted a resolution providing for the issuance of a series of Preferred Stock consisting of 150,000 shares designated "Series C

Preferred Stock", which resolution is as follows:


               RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board") of Salton, Inc., a Delaware corporation (the "Corporation"), by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Second Restated Certificate"), the Board does hereby create, provide for and approve a series of Preferred Stock, par value $.01 per share (herein called "Preferred Stock"), of the Corporation to be designated "Series C Preferred Stock" (such series being herein called the "Series C Preferred Stock"), consisting of 150,000 shares of the presently authorized but unissued shares of Preferred Stock, and does hereby fix and herein state and express the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock as follows (all terms used herein which are defined in the Second Restated Certificate shall have the meaning provided in said Second Restated Certificate).

     Section 1.  Rank.

     All shares of Series C Preferred Stock shall rank, as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (a) notwithstanding anything in the Second Restated

Certificate to the contrary, senior, in preference of, and prior to, all shares of Series A Voting Convertible Preferred Stock, par value $.O1 per share, of the Corporation (the "Series A Preferred Stock") from time to time outstanding, (b) senior, in preference of, and prior to, all other classes and series of the Corporation's Preferred Stock, par value $.01 per share, including without limitation, the Series B Junior Participating Preferred

Stock, par value $.01 per share, of the Corporation, and (c) senior, in preference of, and prior to, all of the Corporation's now or hereafter issued


Common Stock or other capital stock of the Corporation. The term "Common Stock"

shall mean the Common Stock, $.Ol par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time.


     Section 2. Voting Rights.

     Except as otherwise required by law or Section 6 hereof, the holders of shares of Series C Preferred Stock, by virtue of their ownership thereof, shall have no voting rights.

     Section 3. Liquidation Preference.

     In the event of a liquidation, dissolution or winding up of the

Corporation, whether voluntary or involuntary, the holders of Series C Preferred

Stock shall be entitled to receive and be paid out of the assets of the

Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash equal to $100.00 per share. Such payments shall be made before any payment shall be made or any assets distributed to the holders of Common

Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation Series C Preferred Stock. If, upon the occurrence of a liquidation, dissolution rights to the or winding up of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred Stock shall be insufficient to make payment in full to all such holders of the preferential amount such holders are entitled to,
then the entire assets and funds of the Corporation legally available for distribution to such holders shall be distributed ratably among such holders based upon the total preferential amount each holder would be entitled to receive if sufficient funds were distributed to pay the full preferential amounts. Neither a consolidation, merger or other business combination of the

Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this

Section 3 (unless in connection therewith the liquidation, dissolution or winding up of the Corporation is specifically approved).

     Section 4. Change of Control.

     (a) (i) In the event that any Change of Control (as hereinafter defined)

shall occur at any time and from time to time while any shares of Series C

Preferred Stock are outstanding, each holder of Series C Preferred Stock shall have the right to give notice that it is exercising a Change of Control election

(a "Change of Control Election"), with respect to all or any number of such holder's shares of Series C Preferred Stock, during the period (the "Exercise

Period") beginning on the 30th day and ending on the 90th day after the date of such Change of Control. Upon any such election, the Corporation shall redeem each such holder's shares for which such an election is made, to the extent the

Corporation shall have capital and surplus lawfully available therefor, at a redemption price per share payable on the Change of Control Payment Date (as hereinafter defined) equal to the liquidation preference per share plus an amount equivalent to interest accrued thereon at a rate of 5% per annum compounded annually on each anniversary date of the original issuance of the

Series C Preferred Stock for the period from the date of such original issuance through the date of the Change of Control Payment Date.

     (b) As used herein, "Change of Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of

     1934) (the "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such action by (x) the Corporation or any of its subsidiaries, (y) any of the Centre Partner Entities (as defined below) or any Acquiring Person of which any of the Centre Partners Entities own,

     either individually or in the aggregate, 50%. or more of the outstanding voting securities, including, without limitation, the receipt by such an

     Acquiring Person of shares of Common Stock of the Company upon conversion or redemption by the Company of the Series A Preferred Stock, or (z) any

     corporation or other entity with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (or if another entity, more than 50%

     of the equivalent controlling interests) is then beneficially owned,

     directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership,

     immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (For purposes of this Section

     4(b)(i), the "Centre Partners Entities" shall mean Centre Partners Capital

     Investors II, L.P., Centre Capital Tax Exempt Investors II, L.P., Centre

     Capital Offshore Investors II, L.P., the State Board of Administration of

     Florida, Centre Partners

     Management Partners, L.P., Centre Partners Coinvestment L.P. or any

     Affiliate (as defined in the Securities Exchange Act of 1934, as amended);

     or

          (ii) consummation of a reorganization, merger or consolidation involving the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of at least 80% of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not or will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

          (iii) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions; or

          (iv) individuals who would constitute a majority of the members of the

     Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

     (c) As used herein, "Change of Control Payment Date" shall mean the date after a Change Control that is 91 days after the earlier of (i) the date on which all of the Specified Debt matures and (ii) the date on which all of the

Specified Debt is repaid in full by the Company.

     (d) As used herein, "Specified Debt" shall mean collectively:

          (i) the Amended and Restated Credit Agreement dated as of May 9, 2003 and Amended and Restated as of June 15, 2004 among the financial institutions named therein as the Lenders and Wachovia Bank, National

     Association as the Agent and Silver Point Finance, LLC as the Co-Agent,

     Syndication Agent, Documentation Agent, Arranger and Book Runner, and

     Salton, Inc. as the Parent and each of its Subsidiaries that are signatories thereto as the Borrowers and each of its other Subsidiaries that are signatories thereto as Guarantors;

          (ii) the Credit Agreement dated as of August --, 2005 among the financial institutions named therein as the Lenders and The Bank of New

     York as the Agent, and Salton, Inc. as the Parent and each of its

     Subsidiaries that are signatories thereto as the Borrowers and each of its other Subsidiaries that are signatories thereto as Guarantors;

          (iii) the Indenture dated as of December 16, 1998 by and among Salton,

     Inc., as issuer, Home Creations Direct, Ltd. and each newly acquired or created domestic restricted subsidiary of the issuer, as guarantors, and

     Wells Fargo Bank Minnesota, N.A. (as successor to Norwest Bank Minnesota

     National Association), as the trustee; and

          (iv) the Indenture dated as of April 23, 2001 by and among Salton,

     Inc., as issuer, Home Creations Direct Ltd., Toastmaster, Inc., Sonex

     International Corporation, Sasaki Products Company and each newly acquired or created domestic restricted subsidiary of the issuer, as guarantors, and

     Wells Fargo Bank Minnesota, N.A., as trustee;

          (v) in the case of each of the foregoing clauses (i) through (iv), as amended, restated or modified (provided that such amendment, restatement or modification does not extend the respective maturity date or result in such

     Specified Debt not becoming due upon a Change of Control) from time to time

     (whether with the original agents and lenders or other agents and lenders).

     (e) On or before the fourteenth (14th) day after a Change of Control, the

Corporation shall mail to all holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the

Corporation as of such date, a notice disclosing (i) the Change of Control, (ii)

the redemption price per share of the Series C Preferred Stock applicable hereunder and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise such redemption right, if applicable, a holder of the Series C Preferred Stock must deliver during the

Exercise Period written notice to the Corporation (or an agent designated by the

Corporation for such purpose) of the holder's exercise of such redemption right,

and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the Series C Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of such written notice, the

Corporation shall accept for payment all shares of Series C Preferred Stock properly surrendered to the Corporation (or an agent designated by the

Corporation for such purpose) during the Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of Series C Preferred Stock on the

Change of Control Payment Date. If at the time of any Change of Control, the

Corporation does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Series C Preferred Stock with respect to which the redemption right has been validly exercised, the

Corporation shall take all measures permitted under the Delaware Code to increase the amount of its capital and surplus legally available, and the

Corporation shall purchase as many shares of Series C Preferred Stock with respect to which the redemption right has been validly exercised as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total amount which holders are entitled to in connection with the Change of Control, and shall thereafter, whenever it shall have capital and surplus legally available therefor, offer to purchase ratably as many shares of Series C Preferred Stock with respect to which the redemption right has been validly exercised as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Series C Preferred Stock with respect to which the redemption right has been validly exercised.

Notwithstanding anything in this Second Restated Certificate to the contrary, in the event of a Change of Control, the Company shall purchase all of the outstanding shares of Series C Preferred Stock with respect to which the redemption right has been validly exercised before any payment shall be made with respect to the redemption of shares of Series A Preferred Stock upon such

Change of Control.

     (f) In the event of any Change of Control, proper provision shall be made to ensure that the holders of shares of Series C Preferred Stock will be entitled to receive the benefits afforded by this Section 4; provided, however,

that in the event of any Change of Control effected with the Corporation's consent, such provision to ensure the benefits of this Section 4 shall be made prior to such Change of Control.

     Section 5. Optional and Mandatory Redemption.

     (a) The Corporation, at its option, may at any time redeem the Series C

Preferred Stock in whole or in part, at a cash redemption price per share equal to 100% of the liquidation preference.

     (b) On August --, 2010, the Corporation shall redeem all outstanding shares of Series C Preferred Stock at a redemption price equal to the liquidation preference per share. The redemption price shall be paid in cash.

     (c)  Not more than sixty (60) nor less than thirty (30) days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series C Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the

Corporation. Each such notice of redemption shall be irrevocable and shall specify the date fixed for redemption, the redemption price, the identification of the shares to be redeemed (if fewer than all the outstanding shares are to be redeemed), the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series

C Preferred Stock to be redeemed.


     (d)  Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series C

Preferred Stock receives such notice; and failure to give such notice by mail,

or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the

Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price in the manner set forth in the notice. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor) shall terminate.

     (e) If fewer than all the shares outstanding are to be redeemed, the

Corporation shall select the shares to be redeemed pro rata.

Section 6. Protective Provisions.

     So long as any shares of the Series C Preferred Stock shall be outstanding,

the Corporation shall not, without the prior approval by affirmative vote or prior written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

     (a)  amend, waive or repeal any provisions of, or add any provisions to,

this Certificate of Designation;

     (b)  take any action that authorizes, creates or issues, or obligates the

Corporation to issue, any shares of any capital stock or security or right convertible or exchangeable for shares of capital stock of the Corporation that are senior to or on parity with the Series C Preferred Stock;

     (c)  declare or pay a dividend or distribution on the Common Stock;

     (d)  increase the authorized number of shares of Series C Preferred Stock;

     (e)  enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict with the rights,

privileges and preferences of the holders of Series C Preferred Stock hereunder or conflict with the terms of the Second Restated Certificate; or

     (f) amend the Second Restated Certificate or By-laws of the Corporation, if such amendment would adversely affect the rights, privileges or preferences of the holders of the Series C Preferred Stock in any material respect.

     Section 7. Dividends.

     The holders of shares of Series C Preferred shall not be entitled to receive dividends.

     Section 8. Notice.

     All notices hereunder shall be in writing.

     Section 9. Reacquired Shares.

     Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series C Preferred Stock shall, upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the

Corporation, undesignated as to series, and may be reissued as part of another series of Preferred

Stock, par value $.O1 per share, of the Corporation subject to the conditions of restrictions on issuance set forth therein.





Signed on -----------, 2005


                                           -----------------------------------
                                           (Name, Title of authorized officer)

                                                                     Exhibit B
                                                                     ---------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 5, 2005 by and among (i) Salton, Inc. a Delaware corporation (the "Company"), (ii) [Beneficial Owners of Old Notes, defined in the Support Agreement, that enter into - directly or through their investment managers or advisers - the Support Agreement] (collectively, the "Investors") and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 9 hereof (each an "Investor Permitted Transferee" and collectively, the "Investor Permitted Transferees").

     WHEREAS, the Company and the Investors have entered into the Support Agreement dated as of the date hereof ("Support Agreement") providing for the Investors to support the Exchange Offer (as defined in the Support Agreement); and

     WHEREAS, it is a condition of the exchange transaction contemplated by the Support Agreement that the Company and the Investors execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below. Capitalized terms used and not defined in this Agreement have the meanings ascribed to them in the Support Agreement or the Term Sheet.

     "Affiliate" of a party means any other Person controlling, controlled by or under common control with the specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board" shall mean the board of directors of the Company.

     "Demand Registration" shall have the meaning as set forth in Section 2(a) herein.

     "Designated Counsel" shall have the meaning set forth in Section 4(a) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Filing Date Deadline" shall be forty-five (45) days following the date of receipt by the Company of a request for Demand Registration.

     "Initial Registrable Securities" are the Registrable Securities outstanding upon consummation of the Exchange Offer.

     "Investor Indemnified Person" has the meaning set forth in Section 7(a) hereof.

     "Investors" shall mean, collectively, the Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include any of the Investors or any of the Investor Permitted Transferees that ceases to own or hold any Registrable Securities.

     "NASD" shall mean the National Association of Securities Dealers.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Person" shall mean an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

     "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Registrable Securities" shall mean (i) the shares of Common Stock issued to the Investors upon consummation of the Exchange Offer and held by the Investors, (ii) any shares of Common Stock issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any shares of Series C Preferred Stock held by the Investors; provided, however, that shares of Common Stock and Series C Preferred Stock that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective Registration Statement, (B) upon the sale thereof pursuant to Rule 144 or upon the availability for such sale of Rule 144(k) (or successor or substitute rule, law or provision), or (C) when such securities cease to be outstanding.

     "Registration Expenses" has the meaning set forth in Section 6 hereof.

     "Registration Statement" means the initial registration statement required to be filed in accordance with Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     2. Demand Registration.

     (a) Requests for Registration. At any time on or after December 31, 2005, subject to Section 2(d) below, the Investors shall have the right to make a written request to the Company for registration with the SEC under the Securities Act of all or part of their Registrable Securities (a "Demand Registration"). All requests made pursuant to this Section 2(a) shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. All such requests shall be delivered to the Company in accordance with the provisions of Section 14(e)(i) of this Agreement.

     (b) Procedures. Following the receipt of a request for Demand Registration, the Company will promptly give written notice of such request to all Investors other than those that were parties to such request, and, thereupon, will use its commercially reasonable best efforts to cause to be filed and declared effective, as soon as practicable, a Registration Statement on such appropriate form as the Company in its reasonable discretion shall determine providing for the sale of all of such Registrable Securities requested to included by the Investors that were parties to such request and all other Registrable Securities that the Company has been requested to register by other Investors by written request (which shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof) received by the Company within 30 days after the giving of such written notice by the Company; provided, however, that, subject to Section 2(d), below, such Registration Statement shall be filed with the SEC not later than the Filing Date Deadline. Promptly after expiration of the 20 day period referred to in this Section 2(b), the Company will notify all the Investors entitled to be included in the Registration Statement of the other Investors that have requested inclusion and the number of Registrable Securities requested to be included therein.


     (c) Number of, and Limitations on, Registrations. The Investors will be entitled to request three (3) Demand Registrations. The Company will not be obligated to register any Registrable Securities pursuant to such a Demand Registration unless there is requested to be included in such registration at least five percent (5%) of the then outstanding shares of Common Stock.


     (d) Suspension Periods. Notwithstanding Section 2(b), the Company may postpone the filing or effectiveness of any Registration Statement for any Demand Registration or the filing or effectiveness of any amendment or supplement to any such Registration Statement (whether required by Section 4(c) or otherwise), if the Company in good faith determines and notifies the Investors that (i) such registration (or such amendment or supplement) would have an adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (ii) the Company is in possession of material non-public information which would be required to be disclosed in such Registration Statement (or such amendment or supplement) and the Company has a bona fide business purpose for preserving such information as confidential; provided, however, that the Company shall not exercise its rights under this Section 2(d)
(A) to the extent that the postponement or postponements relating to any Demand Registration(s) and amendments and supplements thereto would exceed an aggregate of 90 days in any calendar year or (B) to the extent that the postponement or
postponements   relating  to  any  Demand   Registration(s)  and
amendments and supplements thereto would exceed an aggregate of 30 days in the first six months of 2006.

     (e) Expenses. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective.

     (f) Effectiveness of Registration Statement. Subject to Section 2(g), a Registration Statement will not count as a registration pursuant to a Demand Registration until it has been declared effective by the SEC.

     (g) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, or in a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Investors, subject to the approval of the Company, which will not be unreasonably withheld or delayed. If the Investors disapprove of the terms and conditions of the underwriting, the Investors may elect to withdraw all their respective Registrable Securities by written notice to the Company and the managing underwriter and, at the election of' the Investors, either (i) pay the costs and expenses associated therewith (in which case such withdrawn registration shall not constitute a Demand Registration) or (ii) permit the Company to pay the same (in which case such withdrawn registration shall constitute one of the Investors' two Demand Registrations); provided, however, that, if the Company has already filed a Registration Statement pursuant to such demand by the Investor, the Investor's withdrawn registration will nevertheless constitute a Demand Registration pursuant to this Agreement. For purposes of this Section 2(g), the Investors holding a majority of the Registrable Securities (treating shares of Common Stock and shares of Series C Preferred Stock as fungible) to be registered on the Registration Statement filed for the Demand Registration shall have the right to act for the Investors.

     (h) Underwriter Cutback. If the managing underwriter of any offering of Registrable Securities pursuant to a Demand Registration that is an underwritten offering advises the Company in writing that, in its reasonable opinion, the aggregate amount of Registrable Securities requested to be included in such offering exceeds the number which can be sold in such offering without adversely affecting the success of the offering, the Company will include in such Registration Statement the aggregate amount of Registrable Securities which in the opinion of such managing underwriter can be sold without any such material adverse effect, and such amount of Registrable Securities shall be allocated in the following order: (i) first, to the Investors, pro rata in accordance with the number of Registrable Securities sought to be registered by them on the Registration Statement; and (ii) second, to the Company and to any holder of Common Stock exercising piggyback or incidental registration rights with respect to such Demand Registration.

     3. Piggyback Registration Rights.

     (a) If the Company at any time following the date hereof proposes to register any of its shares of Common Stock on its own behalf or any of its shares of Common Stock on behalf of other stockholders on a form and in a manner that would permit registration of Registrable

Securities under the Securities Act, it will each such time give prompt notice in accordance with the provisions of Section 14(e)(ii) of this Agreement to the Investors of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter, if any). Upon the written request of the Investors delivered to the Company within thirty (30) days after such notice shall have been delivered to the Investors (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its commercially reasonable best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by the Investors, to the extent requisite to permit the sale of the Registrable Securities to be so registered; provided, however, that:


          (i) if, at any time after giving such written notice of its intention to register any Common Stock proposed to be registered by the Company and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall, at its election, give written notice of such determination to the Investors, and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 6); and

          (ii) if the managing underwriter of such offering shall advise the Company that, in its judgment, the number of shares of Common Stock proposed to be included in such offering should be limited because the inclusion of Registrable Securities is likely to adversely impact the purchase price obtained for the Common Stock proposed to be included in such offering, then the Company will promptly advise the Investors thereof and may require, by written notice to the Investors accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities and of other shares of Common Stock proposing pursuant to piggyback or incidental registration rights to sell Common Stock in such offering shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Securities and other shares of Common Stock as to which registration has been requested by such holders, and that the distribution of such Registrable Securities and other shares of Common Stock as are so excluded be deferred (in case of a deferral as to a portion of such Registrable Securities and other shares of Common Stock, such portion to be allocated among such holders in proportion to the respective numbers of Common Stock so requested to be registered by such holders) until the completion of the distribution of such Common Stock and any other securities by such underwriters.

     (b) The holders of Registrable Securities to be distributed by underwriters in an underwritten offering shall be parties to the underwriting agreement between the Company and the underwriters. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable

Securities and such holder's intended method of distribution and any other representation required by law.

     (c) In any registration initiated pursuant to this Section 3, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective, except as otherwise provided on Section 6.

     (d) Notwithstanding anything in this Section 3 to the contrary, in the event that the Company is registering shares of Common Stock and no other class of security pursuant to a demand registration under the Registration Rights Agreement dated as of July 15, 1998 by and among the Company and the Purchasers (as listed on the signature page thereto), then the rights of the Investors under this Section 3 shall apply only with respect to shares of Common Stock that are Registrable Securities and not any shares of Series C Preferred Stock.

     4. Obligations of the Company. In connection with the Company's obligation under Sections 2 and 3, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of the States of New York, ------------------- and --------------------, the
Company will furnish to counsel to the Investors participating in the planned offering ("Designated Counsel"), upon delivery by Designated Counsel of its agreement, on terms reasonably satisfactory to the Company, to maintain the confidentiality of material and information furnished pursuant to this Section 4(a), copies of the "Selling Securitvholder" and "Plan of Distribution" sections of such filings, or, at the request of an Investor, of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel.

     (b) Furnish to the Investors such number of copies of the Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the Investors may reasonably request in order to facilitate the disposition of such Investors' Registrable Securities.

     (c) Promptly notify the Investors, at any time when the Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event (without disclosing the nature or substance of such event) as a result of which the Prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, thereafter, and subject to Section 2(d), the Company will use commercially reasonable efforts to promptly prepare (and, when completed, give notice to each Investor) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities pursuant to the Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that upon such notification by the Company of the foregoing and instructing each Investor to cease to offer and sell Registrable Securities, each Investor will use commercially reasonable efforts to cease its offer and sale of Registrable Securities until the Company has notified the Investors that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a Prospectus amendment or supplement as above provided in this Section 4(c) and deliver copies of same as above provided in Section 4(b) hereof).

     (d) If, at the time, the Common Stock is not a covered security described by Section 18(b)(l) of the Securities Act, use commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of New York, ----------------- and ---------------------.

     (e) Promptly notify (i) each Investor (A) any time when the Registration Statement, the Prospectus or any Prospectus supplement related thereto or post effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and with respect to the Registration Statement, provide each Investor who has provided its current e-mail address to Counsel to the Company, a copy of the Prospectus by e-mail prior to the opening of trading of the Company's Common Stock on the first business day following the date on which the Registration Statement has become effective, (B) of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation, known to the Company, of any proceedings by the SEC to such effect, and promptly use all commercially reasonable efforts to obtain the release of such suspension, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (D) when a Prospectus relating to the registration of the Registrable Securities is required to be delivered under the Securities Act, or (E) of the happening of any event as a result of which the Prospectus included, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (ii) Designated Counsel of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information.

     (f) Cause all Common Stock included in such Registrable Securities registered pursuant to this Agreement to be quoted or listed on each securities exchange or market on which similar securities issued by the Company are then quoted or listed.

     (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of registration and, at the time of the sale of the Registrable Securities pursuant to an effective Registration Statement, use commercially reasonable efforts to cause the transfer agent to remove restrictive legends on such Registrable Securities.

     (h) Upon delivery by Designated Counsel of its agreement, on terms reasonably satisfactory to the Company, to maintain the confidentiality of material and information furnished pursuant to this Section 4(h), promptly deliver to Designated Counsel copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement, and make reasonably available for inspection by Designated Counsel participating in any disposition to be effected pursuant to the Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by Designated Counsel in connection with such Registration Statement.

     (i) Use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement in New York, -------------------- or --------------------.

     (j) Upon written request, furnish to each Investor participating in the offering, without charge, at least one (1) conformed copy of the Registration Statement and any post effective amendments thereto, including financial statements, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

     (k)  Comply  with   applicable  law  and  regulation,   including   without
limitation, the rules and regulations of the SEC, the NASD, and the NYSE.

     5. Furnish Information; Other Sales. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement (including, without limitation, to maintain the accuracy of any information previously furnished by Investors for use in the Registration Statement) that the Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required by applicable securities laws and regulations in order to effect any registration by the Company pursuant to this Agreement. The Investors agree, during the 10-day period prior to, and during the 90-day period commencing on, the effective date of the registration statement filed with the Commission (other than on Form S-8) in connection with an underwritten offering of securities of the same class as the then outstanding (or any securities issuable upon conversion or exchange thereof), not to make any sales of Registrable Securities (or such other securities) pursuant to Rule 144, provided that they were given the opportunity, if required by (and subject to) Section 3 hereof, to include in such registration statement all such Registrable Securities as they may have requested.


     6. Expenses of Registration. Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement including without limitation all registration and filing fees, including with respect to filings required to be made with the NASD, fees and expenses of compliance with securities or blue sky laws of the States of New York, ------------------ and ----------------- (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of the States of New York,
------------------,   and   ----------------,   printing  expenses,   messenger,
telephone and delivery expenses, and fees and disbursements of counsel for the Company and counsel (but only a single law firm) representing the Investors in connection with each Demand Registration (selected in the manner set forth in the last sentence of Section 2(g)), the fees and disbursements of the Company's independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the Common Stock to be registered on each securities exchange on which similar securities issued by the Company are then listed, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and fees and expenses of other Persons retained by the Company (all such expenses being herein called the "Registration Expenses") will be borne by the Company. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit which are not "Registration Expenses" for purposes of this Agreement. In no event shall the Company be liable for the payment (which shall be made by the Investors registering Registrable Securities) of any discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities or any fees of counsel (except as specifically provided in this Section 6) or other advisers to the Investors.

     7. Indemnification.

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, its directors, officers, employees, fiduciaries, members, managers, or general or limited partners (and the directors, officers, employees and stockholders thereof), any underwriter (as defined in the Securities Act) for each Investor, and each Person, if any, who controls such Investor or underwriter within the meaning of the Securities Act (each, an "Investor Indemnified Person"), against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable counsel fees and disbursements, any amounts paid in any settlement effected with the Company's prior written consent) to which they may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in any Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof (including any preliminary prospectus or final prospectus relating thereto, any amendments or supplements thereto and any exhibits thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstance under which they were made not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, the NASD, state securities laws or the NYSE or (ii) any failure of the Company to fulfill any undertaking included in any Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof (including any preliminary prospectus or final prospectus relating thereto, any amendments or supplements thereto and any exhibits thereto); and will reimburse such Investor Indemnified Person for any fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (including reasonable fees and expenses of legal counsel); provided, however, that the Company shall not be liable in any such case for any such losses, claims, damages, liabilities or expenses to the extent that they arise out of or are based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement in reliance upon and in conformity with written information furnished by the Investors expressly for use in connection with such Registration Statement. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor Indemnified Person and shall survive the sale of such Registrable Securities by such Investor.

     (b) To the extent permitted by law, each Investor will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof, any underwriter (as defined in the Securities Act) for each Investor or acting on behalf of the Company, and each person, if any, who controls, within the meaning of the Securities Act, the Company or any such underwriter (as defined in the Securities Act) (a "Company Indemnified Person") against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any expenses reasonably incurred by a Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action (including reasonable counsel fees and disbursements); provided, however, that the liability of each Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such Investor from the sale of Registrable Securities covered by such Registration Statement; as the case may be. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and, as relevant, shall survive the sale of such Registrable Securities by any Investor.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of "any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party (which consent will not be unreasonably withheld, conditioned or delayed). If the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense.

     (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If, however, the indemnification provided for in this Section 7 and allocation provided in the first sentence of this paragraph are both not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7(d). The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such loss, claim, damage or liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 7(d) to the contrary, no Investor shall be required pursuant to this Section 7(d) to contribute any amount in excess of the net proceeds received by such Investor from the sale of Registrable Securities in the offering to which the loss, claims, damage or liability relates, less the amount of any indemnification payment previously made by such indemnifying party pursuant to Section 7(b).

     (e) The obligations of the Company and the Investors under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement.

     (f) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

     8. Reports under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available, as that term is understood and defined in Rule 144; (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Investor owns any Registrable Securities, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Exchange Act; and (iv) subject to Section 2(d) and Section 4(c), undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement (but not for more than nine months after it first became effective) or the use of Rule 144.

     9. Transfer of Registration Rights. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is (A) an Affiliate of an Investor; or (B) after such transfer or assignment, holds at least 10% of the aggregate number of Initial Registrable Securities; and (ii) such transferee or assignee agrees in writing to become subject to the terms and conditions of this Agreement.

     10. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Investor to sell any Registrable Securities pursuant to any effective registration statement.

     11. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Investor pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Investor contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

     12. Limitations on Subsequent Registration Rights. The Company represents and warrants that from and after the date of this Agreement, it shall not, without the prior written consent of the holders of at least 50% of the Registrable Securities then outstanding, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are pari passu (except with respect to piggyback or incidental registration rights) or senior to those granted to the Investors hereunder.

     13. Entire Agreement. This Agreement and exhibits attached hereto and incorporated herewith constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof and supercedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether oral or written.

     14. Miscellaneous.

     (a) Amendment. No amendment, modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the holders of at least 50% of the Registrable Securities held by all of the Investors; provided, however, that in each case, no such amendment shall increase the obligations of, or have any adverse effect upon, any Investor without such Investor's written consent.

     (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to any conflicts of laws concepts that would apply the laws of another jurisdiction.

     (c) Assignment; Termination. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon the authorized successors and permitted assigns of each party; provided, that the terms and conditions of Section 9 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate for all purposes on January 1, 2008 or, if the Exchange Offer has not been consummated by September 15, 2005, this Agreement shall terminate for all purposes on September 15, 2005. In addition, if at any time any Investor shall have materially breached its obligations under the Support Agreement or shall cease to own any Registrable Securities, all of such Investor's rights under this Agreement shall immediately terminate; provided, however, that if such Investor ceases to own Registrable Securities because all or a portion of such shares were sold pursuant to a Registration Statement, then such Investor shall continue to have the rights and obligations set forth in Section 7 hereof, as provided in Section 7(e) hereof.

     (d) Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in New York, New York having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

     (e) Notice. Any notices, reports or other correspondence required or permitted to be given hereunder shall be sent by courier (overnight or same day) or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

          (i) All notice to the Company shall be addressed as follows:

                Salton, Inc.
                1955 W. Field Court
                Lake Forest, Illinois 60045
                Facsimile: 847-803-8080
                Attn: President and Chief Operating Officer with a copy to (which shall not constitute notice):

                Neal Aizenstein, Esq.
                Sonnenschein Nath & Rosenthal LLP
                8000 Sears Tower
                Chicago, Illinois 60606
                Facsimile:  (312) 876-7934

          (ii) All notices to the Investors shall be shall be addressed as follows:

                Angelo Gordon & Co.
                245 Park Avenue
                New York, New York 10167
                Facsimile: [to come]
                Attn: [to come]

                with a copy to (which shall not constitute notice):

                Akin Gump Strauss Hauer & Feld LLP
                590 Madison Avenue
                New York, New York 10022
                Facsimile: (212) 872-1002
                Attn: Stephen B. Kuhn, Esq.

                [INSERT NOTICE PROVISIONS FOR OTHER INVESTORS]

          (iii) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

     (f) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     (g)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                        SALTON, INC.


                                        By:----------------------
                                            Name:
                                            Title:

                                        [ANGELO GORDON ENTITIES]



                                        By:----------------------
                                            Name:
                                            Title:


                                        [INSERT SIGNATURE LINES FOR
                                        OTHER INVESTORS]

                                                                      EXHIBIT C

                            COMPANY ACKNOWLEDGEMENT


                                 (see attached)

                                ACKNOWLEDGEMENT

Harbinger Capital
Partners Master Fund I, Ltd.


        Re: Securities Purchase Agreement dated June 2, 2006 (the "Purchase Agreement") by and among the parties listed on Schedule I annexed thereto (the "Sellers") and Harbinger Capital Partners
              Master Fund I, Ltd. ("Purchaser")
              -----------------------------------------------------------------

     In reliance on the Certificate from Purchaser attached hereto, Salton, Inc. (the "Company") hereby acknowledges and agrees that:

     (a) the Conversion Price (as defined in the Company's Certificate of Designation of Series A Voting Convertible Preferred Stock Setting Forth the Powers, Preferences, Right, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock (the "Preferred Stock")) as of the date of this Acknowledgement is $11.3333;

     (b) the number of shares of Salton common stock of the Company (the "Common Stock") outstanding on the date hereof is 14,386,390;

     (c) the 30,000 shares of Preferred Stock are convertible into 2,647,067 shares of Common Stock as of the date of this Acknowledgement, which constitutes approximately 15.54% under the Rights Plan (defined below);

     (d) upon consummation of the transactions contemplated by the Purchase Agreement, the Purchaser shall have the right in accordance with the first sentence of Section 8 of the Consent and Agreement dated as of August 15, 2005 by and among the Company and the Sellers (the "Consent Agreement") to designate one director for election to the Company's Board of Directors (the "Board"); and will continue to have the right to designate one director irrespective of the continued ownership of the Sellers in the Company, subject only to the last sentence of Section 8 of the Consent Agreement;

     (e) subject to Company's receipt of the written irrevocable resignation attached hereto, effective immediately after consummation of the transactions contemplated by the Purchase Agreement, the Board has elected David Maura to the Board as a Class II Director in accordance with Section 8 of the Consent Agreement;

     (f) the Company will use its reasonable best efforts at the next meeting of the Board to approve an amendment to the Rights Agreement, dated as of June 28, 2004 between the Company and UMB Bank, N.A. (the "Rights Plan") that provides that: (i) the issuance or the right to issuance of shares of Common Stock to a Person upon redemption by the Company of the Preferred Stock shall not result in a Person becoming an Acquiring Person; provided that if such Person or its Affiliates shall (x) become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of such issuance and (y) thereafter acquire, in one or more transactions, beneficial ownership of an additional number of Common Shares which exceeds 0.25% of the then outstanding Common Shares, then such Person shall be deemed to be an Acquiring Person; and
(ii) the issuance or the right to issuance by the Company of shares of Common Stock to a Person in accordance with the anti-dilution provisions of the Preferred Stock shall not result in a Person becoming an Acquiring Person; provided that if such Person or its Affiliates shall (x) become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of such issuance and (y) thereafter acquire, in one or more transactions, beneficial ownership of an additional number of Common Shares which exceeds 0.25% of the then outstanding Common Shares, then such Person shall be deemed to be an Acquiring Person;

     (g) the Purchaser shall not be deemed an "Acquiring Person" under the Rights Plan as a result of signing and becoming a party to the Joinder Agreement (as defined in the Purchase Agreement); and

     (h) assuming that the Purchaser does not "beneficially own" (as defined in the Rights Plan) any shares of Common Stock at the closing of the transactions contemplated by the Purchase Agreement, the purchase of the 30,000 shares of Preferred Stock pursuant to the Purchase Agreement will not result in the Purchaser becoming an Acquiring Person under the Rights Plan.

     Purchaser may rely on the foregoing in connection with the transactions contemplated by the Purchase Agreement. Except as set forth above, the Company makes no representations or warranties in connection with the Purchase Agreement or the transactions contemplated thereby.

                                            SALTON, INC.

                                            By: /s/ William B. Rue
                                                -------------------
                                            Name:  William B. Rue
                                            Title:  President

                                  CERTIFICATE

Salton, Inc.

        Re: Securities Purchase Agreement dated June 2, 2006 (the "Purchase Agreement") by and among the parties listed on Schedule I annexed thereto (the "Sellers") and Harbinger Capital Partners
             Master Fund I, Ltd. ("Purchaser")
             -----------------------------------------------------------------

     (a) as of the date hereof, immediately prior to the consummation of the transactions contemplated by the Purchase Agreement, the Purchaser and its affiliates (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) do not beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) any shares of common stock of Salton, Inc. (the "Company");

     (b) except as modified by the Acknowledgement delivered by the Company in connection herewith, the shares of Preferred Stock purchased by the Purchaser pursuant to the Purchase Agreement will be subject to the terms of, and agreements of the Sellers under, the Consent and Agreement dated as of August 15, 2005 by and among the Company and the Sellers; and

     (c) effective immediately after consummation of the transactions contemplated by the Purchase Agreement, the Purchaser hereby designates, in accordance with the first sentence of Section 8 of the Consent Agreement, David Maura to serve as a director on the Company's Board of Directors.

                                HARBINGER CAPITAL PARTNERS MASTER
                                FUND I, LTD.

                                By: Harbinger Capital Partners Offshore Manager, LLC, as its investment manager


                                By: /s/ Philip A. Falcone
                                   -----------------------
                                Name: Philip A. Falcone
                                Title: Vice President

                              AGREEMENT TO RESIGN

Salton, Inc.

     The undersigned hereby irrevocably agrees to resign from the board of directors of Salton, Inc. in the event that Harbinger Capital Partners Master Fund I, Ltd. and/or its affiliates fails to own at least 50% of the shares of Series A Voting Convertible Preferred Stock of Salton, Inc. outstanding on August 15, 2005.


                                                /s/ David Maura
                                                ---------------------
                                                David Maura